Exhibit 1

NEWS RELEASE

For Immediate Release

June 22, 2007

NOTICE OF TELECONFERENCE CALL

CanWest Global Communications Corp. - Fiscal 2007 Third Quarter Results

Thursday, July 12, 2007 – 5:00 p.m. EASTERN TIME

Winnipeg, MB – You are invited to participate in a teleconference call to review CanWest Global Communications Corp.’s third quarter financial results for the 2007 fiscal year.

CanWest Global President and CEO, Leonard Asper will host the conference call, and will be joined by Peter Viner, President & CEO, CanWest MediaWorks, Tom Strike, President, CanWest MediaWorks International, and John Maguire, Chief Financial Officer, CanWest Global. Formal remarks will be followed by a question and answer session.

A news release will also be issued on Thursday, July 12, 2007. If you have not received the release prior to the start of the teleconference call, please call our office and a copy will be faxed to you. The news release will also be available at www.canwestglobal.com.

If you wish to participate in the conference call, please note the call-in numbers shown below. All interested participants will need this number to access the teleconference.

This call is for analysts only.	Media may participate in listen-only mode.

CONFERENCE CALL-IN NUMBER:	416-644-3414 or 800-733-7560

REPLAY PHONE NUMBER:	416-640-1917 or 877-289-8525

Enter Reservation :	21237217 followed by the pound sign
(Replay is accessible for 5 days)

Audio Stream and PowerPoint Presentation will also be available at www.canwestglobal.com

For further information:

Deb Hutton

Senior Vice President, Corporate Communications

Tel: (416) 383-2442